EXHIBIT 99.1

Arbor Realty Trust Reports Third Quarter 2017

Results and Increases Quarterly Dividend to $0.19 per Share

Company Highlights:

•      GAAP net income of $0.26 and AFFO of $0.25 per diluted common share1

•      Declares a cash dividend on common stock of $0.19 per share, a 19% increase in our dividend from a year ago and 6% higher than last quarter

Agency Business

•      Segment income of $17.1 million

•      Loan originations of $1.0 billion

•      Servicing portfolio of $15.6 billion at September 30, 2017, up 4% from 2Q17 and 15% year to date

Structured Business

•      Segment income of $6.0 million

•      Closed an eighth collateralized securitization vehicle totaling $365.0 million with improved terms and a 68 basis point decrease in rate from our last securitization

•      Strong portfolio growth of 11% on loan originations of $473.2 million

Uniondale, NY, November 3, 2017 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2017.  Arbor reported net income for the quarter of $16.4 million, or $0.26 per diluted common share, compared to $10.9 million, or $0.21 per diluted common share for the quarter ended September 30, 2016.  Adjusted funds from operations (“AFFO”) for the quarter was $21.0 million, or $0.25 per diluted common share, compared to $15.0 million, or $0.21 per diluted common share for the quarter ended September 30, 2016.1

Agency Business

Loan Origination Platform

Agency Loan Volume ($ in 000’s)
	Quarter Ended
	September 30, 2017	June 30, 2017
Fannie Mae	$650,374	$669,897
Freddie Mac	328,075	317,490
FHA	18,273	32,878
Total Originations	$996,722	$1,020,265

Total Loan Sales	$1,052,073	$1,204,353

Total Loan Commitments	$928,181	$1,101,243

For the quarter ended September 30, 2017, the Agency Business generated revenues of $49.7 million, compared to $45.7 million for the second quarter of 2017.  Gain on sales, including fee-based services, net was $17.1 million for the quarter, reflecting a margin of 1.63% on loan sales, compared to $18.8 million and 1.56% for the second quarter of 2017. Income from mortgage servicing rights was $18.9 million for the quarter, reflecting a rate of 2.04% as a percentage of loan commitments, compared to $17.3 million and 1.57% for the second quarter of 2017.

At September 30, 2017, loans held-for-sale was $333.3 million which was primarily comprised of unpaid principal balances totaling $328.5 million, with financing associated with these loans totaling $328.0 million.

Fee-Based Servicing Portfolio

The fee-based servicing portfolio totaled $15.60 billion at September 30, 2017, an increase of 4% from June 30, 2017, primarily as a result of $1.00 billion of new loan originations during the quarter. Servicing revenue, net was $8.5 million for the quarter, and consists of servicing revenue of $20.2 million net of amortization of mortgage servicing rights totaling $11.7 million.

	Fee-Based Servicing Portfolio ($ in 000s)
	As of September 30, 2017			As of June 30, 2017
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$12,331,135	0.54%	7.2	$12,034,573	0.54%	7.1
Freddie Mac	2,732,537	0.29%	10.9	2,458,530	0.26%	10.9
FHA	537,554	0.17%	20.0	525,944	0.17%	20.0
Total	$15,601,226	0.48%	8.3	$15,019,047	0.48%	8.1

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At September 30, 2017, the Company’s allowance for loss-sharing obligations was $30.2 million which consists of general loss sharing guaranty obligations of $29.5 million, representing 0.24% of the Fannie Mae servicing portfolio, and $0.7 million of loss-sharing obligations on specifically identified loans with losses determined to be probable and estimable.

Financing Activity

The Company closed on a $100.0 million credit facility to finance agency mortgage loans. The facility has an interest rate of 1.35% over LIBOR and matures in one year.

In addition, the Company replaced a $30.0 million letter of credit facility with a $50.0 million letter of credit facility with another institution. The new facility has a three-year term and a fixed interest rate of 2.875%, representing a 12.5 basis point rate decrease from the prior facility.

Structured Business

Portfolio and Investment Activity

Third quarter of 2017:

•                 23 new loan originations totaling $473.2 million, of which 20 were bridge loans for $378.2 million

•                 Payoffs and pay downs on 22 loans totaling $270.0 million

•                 Portfolio growth of 11% from 2Q17

At September 30, 2017, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $2.10 billion, with a weighted average current interest pay rate of 6.04%, compared to $1.90 billion and 6.05% at June 30, 2017.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.84% at September 30, 2017, compared to 6.71% at June 30, 2017.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2017, excluding loan loss reserves, was $2.00 billion with a weighted average yield on these assets of 7.34%, compared to $1.80 billion and 6.60% for the second quarter of 2017.  The increase in average yield was primarily due to an increase in income from the acceleration of fees and prepayment fees on early loan payoffs in the third quarter as compared to the second quarter, as well as an increase in one-month LIBOR.

At September 30, 2017, the Company’s total loan loss reserves were $83.3 million on six loans with an aggregate carrying value before loan loss reserves of $184.5 million. The Company also had five non-performing loans with a carrying value of $32.6 million, net of related loan loss reserves of $27.9 million.

The Company recorded $1.0 million of income from equity affiliates primarily consisting of $2.2 million of income from distributions received partially offset by a $1.2 million loss from its joint venture investment in a residential mortgage banking business.

Financing Activity

The Company completed its eighth collateralized securitization vehicle (“CLO VIII”) totaling $365.0 million of real estate related assets and cash. Investment grade-rated notes totaling $282.9 million were issued, and the Company retained subordinate interests in the issuing vehicle of $82.1 million. The facility has a three-year asset replenishment period and an initial weighted average interest rate of 1.31% over one-month LIBOR, excluding fees and transaction costs, a 68 basis point decrease from the Company’s last collateralized securitization vehicle.

The Company completed the unwind of CLO IV, redeeming $219.0 million of outstanding notes which were repaid with proceeds received from the refinancing of CLO IV’s outstanding assets within the Company’s existing financing facilities including CLO VIII. As a result of this transaction, the Company recognized an expense of $1.1 million from the acceleration of deferred fees.

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2017 was $1.67 billion with a weighted average interest rate including fees of 4.48%, as compared to $1.49 billion and a rate of 4.69% at June 30, 2017. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2017 was $1.62 billion, as compared to $1.46 billion for the second quarter of 2017. The average cost of borrowings for the third quarter was 4.89%, compared to 4.60%

for the second quarter of 2017. The increase in average cost was primarily due to the acceleration of fees related to the unwind of CLO IV.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2017 and as of the most recent collateralized securitization vehicle determination dates in October 2017.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.19 per share of common stock for the quarter ended September 30, 2017, representing an increase of 19% from a year ago and 6% over the prior quarter dividend of $0.18 per share. The dividend is payable on November 30, 2017 to common stockholders of record on November 15, 2017. The ex-dividend date is November 14, 2017.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2017 through November 30, 2017. The dividends are payable on November 30, 2017 to preferred stockholders of record on November 15, 2017. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 96242464.

After the live webcast, the call will remain available on the Company’s website through November 30, 2017.  In addition, a telephonic replay of the call will be available until November 10, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 96242464.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a fee-based servicing portfolio of over $15 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 12 of this release.

Contacts:	Investors:
Arbor Realty Trust, Inc.	The Ruth Group
Paul Elenio, Chief Financial Officer	Lee Roth
516-506-4422	646-536-7012
pelenio@arbor.com	lroth@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Interest income	$42,139,576	$29,636,227	$110,132,866	$83,424,190
Other interest income, net	—	—	—	2,539,274
Interest expense	23,849,417	16,966,228	63,697,641	42,958,329
Net interest income	18,290,159	12,669,999	46,435,225	43,005,135

Other revenue:
Gain on sales, including fee-based services, net	17,126,106	9,693,822	55,127,004	9,693,822
Mortgage servicing rights	18,897,239	15,968,067	56,181,638	15,968,067
Servicing revenue, net	8,520,111	5,885,884	19,922,901	5,885,884
Property operating income	2,668,055	2,960,940	8,754,518	12,719,027
Other income, net	777,656	359,546	(929,893)	663,977
Total other revenue	47,989,167	34,868,259	139,056,168	44,930,777

Other expenses:
Employee compensation and benefits	25,194,433	14,216,679	66,860,581	22,856,433
Selling and administrative	7,606,936	5,903,031	23,135,750	10,277,844
Acquisition costs	—	6,406,258	—	10,261,902
Property operating expenses	2,582,745	2,819,004	7,842,571	10,991,823
Depreciation and amortization	1,829,016	1,808,765	5,541,991	3,129,410
Impairment loss on real estate owned	—	—	2,700,000	11,200,000
Provision for loss sharing (net of recoveries)	(2,617,064)	1,316,862	(405,494)	1,316,862
Provision for loan losses (net of recoveries)	2,000,000	(54,000)	(455,653)	(24,995)
Management fee - related party	—	3,325,000	6,673,260	8,875,000
Total other expenses	36,596,066	35,741,599	111,893,006	78,884,279

Income before gain on extinguishment of debt, gain on sale of real estate, income from equity affiliates and provision for income taxes	29,683,260	11,796,659	73,598,387	9,051,633
Gain on extinguishment of debt	—	—	7,116,243	—
Gain on sale of real estate	—	—	—	11,630,687
Income from equity affiliates	995,312	4,929,375	1,755,145	11,193,918
Provision for income taxes	(6,708,000)	(300,000)	(16,244,000)	(300,000)

Net income	23,970,572	16,426,034	66,225,775	31,576,238

Preferred stock dividends	1,888,430	1,888,430	5,665,290	5,665,290
Net income attributable to noncontrolling interest	5,661,184	3,649,432	16,596,415	3,649,432
Net income attributable to common stockholders	$16,420,958	$10,888,172	$43,964,070	$22,261,516

Basic earnings per common share	$0.27	$0.21	$0.78	$0.43
Diluted earnings per common share	$0.26	$0.21	$0.77	$0.43

Weighted average shares outstanding:
Basic	61,582,796	51,390,467	56,602,504	51,272,795
Diluted	83,918,117	70,271,796	78,942,919	51,627,550

Dividends declared per common share	$0.18	$0.16	$0.53	$0.46

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)

Assets:
Cash and cash equivalents	$84,751,397	$138,645,430
Restricted cash	137,138,389	29,314,929
Loans and investments, net	1,997,555,985	1,695,732,351
Loans held-for-sale, net	333,267,976	673,367,304
Capitalized mortgage servicing rights, net	247,875,659	227,742,986
Available-for-sale securities, at fair value	4,707,085	5,403,463
Securities held to maturity	18,851,089	—
Investments in equity affiliates	31,330,740	33,948,853
Real estate owned, net	17,354,720	19,491,805
Due from related party	12,613,313	1,464,732
Goodwill and other intangible assets	123,166,816	97,489,884
Other assets	49,564,693	48,184,509
Total assets	$3,058,177,862	$2,970,786,246

Liabilities and Equity:
Credit facilities and repurchase agreements	562,326,537	906,636,790
Collateralized loan obligations	1,066,230,488	728,441,109
Senior unsecured notes	95,088,379	94,521,566
Convertible senior notes, net	95,381,121	80,660,038
Junior subordinated notes to subsidiary trust issuing preferred securities	139,418,416	157,858,555
Related party financing	50,000,000	50,000,000
Due to related party	—	6,038,707
Due to borrowers	69,357,152	81,019,386
Allowance for loss-sharing obligations	30,158,464	32,407,554
Other liabilities	104,474,096	86,164,613
Total liabilities	2,212,434,653	2,223,748,318

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 21,230,769 shares issued and outstanding, no shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,508,213	89,508,213
Common stock, $0.01 par value: 500,000,000 shares authorized; 61,702,628 and 51,401,295 shares issued and outstanding, respectively	617,026	514,013
Additional paid-in capital	702,240,622	621,931,995
Accumulated deficit	(112,069,714)	(125,134,403)
Accumulated other comprehensive income	205,761	320,917
Total Arbor Realty Trust, Inc. stockholders’ equity	680,501,908	587,140,735

Noncontrolling interest	165,241,301	159,897,193
Total equity	845,743,209	747,037,928

Total liabilities and equity	$3,058,177,862	$2,970,786,246

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

	Quarter Ended September 30, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$37,258,633	$4,880,943	$—	$42,139,576
Interest expense	19,912,991	2,974,603	961,823	23,849,417
Net interest income	17,345,642	1,906,340	(961,823)	18,290,159

Other revenue:
Gain on sales, including fee-based services, net	—	17,126,106	—	17,126,106
Mortgage servicing rights	—	18,897,239	—	18,897,239
Servicing revenue	—	20,231,489	—	20,231,489
Amortization of OMSR	—	(11,711,378)	—	(11,711,378)
Property operating income	2,668,055	—	—	2,668,055
Other income, net	540,241	237,415	—	777,656
Total other revenue	3,208,296	44,780,871	—	47,989,167

Other expenses:
Employee compensation and benefits	5,670,249	19,524,184	—	25,194,433
Selling and administrative	3,014,038	4,592,898	—	7,606,936
Property operating expenses	2,582,745	—	—	2,582,745
Depreciation and amortization	428,562	1,400,454	—	1,829,016
Provision for loss sharing (net of recoveries)	—	(2,617,064)	—	(2,617,064)
Provision for loan losses (net of recoveries)	2,000,000	—	—	2,000,000
Total other expenses	13,695,594	22,900,472	—	36,596,066

Income before income from equity affiliates and provision for income taxes	6,858,344	23,786,739	(961,823)	29,683,260
Income from equity affiliates	995,312	—	—	995,312
Provision for income taxes	—	(6,708,000)	—	(6,708,000)

Net income	$7,853,656	$17,078,739	$(961,823)	$23,970,572

Preferred stock dividends	1,888,430	—	—	1,888,430
Net income attributable to noncontrolling interest	—	—	5,661,184	5,661,184
Net income attributable to common stockholders	$5,965,226	$17,078,739	$(6,623,007)	$16,420,958

(1) Includes certain corporate expenses not allocated to the two reportable segments, such as financing costs associated with the acquisition of the Agency Business in 2016 as well as income allocated to the noncontrolling interest holder.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

	September 30, 2017
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Assets:
Cash and cash equivalents	$28,874,347	$55,877,050	$—	$84,751,397
Restricted cash	137,126,053	12,336	—	137,138,389
Loans and investments, net	1,997,555,985	—	—	1,997,555,985
Loans held-for-sale, net	—	333,267,976	—	333,267,976
Capitalized mortgage servicing rights, net	—	247,875,659	—	247,875,659
Securities held to maturity	—	18,851,089	—	18,851,089
Investments in equity affiliates	31,330,740	—	—	31,330,740
Goodwill and other intangible assets	12,500,000	110,666,816	—	123,166,816
Other assets	71,864,641	12,375,170	—	84,239,811
Total assets	$2,279,251,766	$778,926,096	$—	$3,058,177,862

Liabilities:
Debt obligations	1,630,457,754	327,987,187	50,000,000	2,008,444,941
Allowance for loss-sharing obligations	—	30,158,464	—	30,158,464
Other liabilities	122,924,302	49,852,331	1,054,615	173,831,248
Total liabilities	$1,753,382,056	$407,997,982	$51,054,615	$2,212,434,653

(1) Includes debt and accrued interest costs associated with the acquisition of the Agency Business in 2016, not allocated to the two reportable segments.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income attributable to common stockholders	$16,420,958	$10,888,172	$43,964,070	$22,261,516

Adjustments:
Gain on sale of real estate	—	—	—	(11,630,687)
Net income attributable to noncontrolling interest	5,661,184	3,649,432	16,596,415	3,649,432
Impairment loss on real estate owned	—	—	2,700,000	11,200,000
Depreciation - real estate owned	172,657	443,684	591,755	1,764,329
Depreciation - investments in equity affiliates	101,447	93,588	304,341	280,764

Funds from operations (1)	$22,356,246	$15,074,876	$64,156,581	$27,525,354

Adjustments:
Income from mortgage servicing rights	(18,897,239)	(15,968,067)	(56,181,638)	(15,968,067)
Impairment loss on real estate owned	—	—	(2,700,000)	(11,200,000)
Deferred tax (benefit) provision	(922,000)	—	15,000	—
Amortization and write-offs of MSRs	15,927,329	7,586,524	46,140,491	7,586,524
Depreciation and amortization	1,882,543	1,365,081	5,623,203	1,365,081
Net (gain) loss on changes in fair value of derivatives	(237,415)	(248,510)	2,311,740	(248,510)
Gain on sale of real estate	—	—	—	11,630,687
Stock-based compensation	847,128	777,080	3,833,361	2,940,174
Acquisition costs	—	6,406,258	—	10,261,902

Adjusted funds from operations (1)	$20,956,592	$14,993,242	$63,198,738	$33,893,145

Diluted FFO per share (1)	$0.27	$0.21	$0.81	$0.48

Diluted AFFO per share (1)	$0.25	$0.21	$0.80	$0.59

Diluted weighted average shares outstanding (1)	83,918,117	70,271,796	78,942,919	57,748,830

(1) Amounts are attributable to common stockholders and OP Unit holder. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.